EXHIBIT 4.2

Employment agreement – Mr Cameron A Clyne (as Executive General Manager, Customer Solutions)

The employment agreement of Mr Cameron A Clyne is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005.